Exhibit 99.906 CERT

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for each Registrant listed in Appendix A as furnished to the Securities and Exchange Commission (the “Reports”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Reports for each Registrant fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Reports fairly presents, in all material respects, the financial condition and the results of operations of each Registrant.

By:	/s/ Dmitri L. Stockton
Dmitri L. Stockton
Trustee, President and Chief Executive Officer
GE Asset Management Incorporated

Date: February 18, 2016

By:	/s/ Arthur A. Jensen
Arthur A. Jensen
Treasurer, GE RSP Funds

Date: February 18, 2016

Appendix A

General Electric RSP U.S. Equity Fund

General Electric RSP Income Fund